                                                                EXHIBIT 5(b)
                                     FORM OF

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                               SAGE ADVISORS, INC.
                                       AND
                       STATE STREET BANK AND TRUST COMPANY


This Agreement is made as of [the effective date of the Funds' registration statement] between Sage Advisors, Inc. (the "Manager") and State Street Bank and Trust Company, a Massachusetts trust company (the "Sub-Adviser").

WHEREAS, Sage Life Investment Trust (the "Investment Company") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of series, each having its own investment objective and policies; and

WHEREAS, the Manager is a Delaware corporation and is in the business of providing, among other things, investment services, including investment management services to the Investment Company pursuant to a Management Agreement by and between the Investment Company and the Manager effective [ ], 1998 (the "Management Agreement"); and

WHEREAS, the Sub-Adviser is in the business of providing, among other things, investment advisory services; and

WHEREAS, as permitted by the Management Agreement, the Manager desires to retain the Sub-Adviser to render sub-investment advisory services to the Investment Company with respect to the series set forth on Schedule A, as amended from time to time (each a "Fund" and together the "Funds"), and the Sub-Adviser is willing to render such services and pay all expenses incurred in connection with rendering such services;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the Manager and the Sub-Adviser agree as follows:

1.       APPOINTMENT OF SUB-ADVISER

         (a) Initial Funds: the Manager hereby appoints the Sub-Adviser to act as investment Sub-Adviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

G:\shared\clients\sage\agreemen\statesub.doc
                                                      - 71 -

         (b) Additional Funds: In the event that the Investment Company establishes one or more Funds, other than the initial Funds ("Additional Funds"), with respect to which the Manager desires to retain the Sub-Adviser to render sub-investment advisory services hereunder, the Manager shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional Fund. If the Sub-Adviser is willing to render such services, it shall so notify the Manager in writing, whereupon such Fund shall become a Fund under this Agreement. In such event, a writing signed by both the Manager and the Sub-Adviser shall evidence an amendment to Schedule A as a part hereof indicating that such additional Fund has become a Fund hereunder and reflecting the agreed-upon fee schedule for such Fund.

2. REPRESENTATIONS AND WARRANTIES. As of the effective date of this Agreement, the Sub-Adviser is and shall remain registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), unless exempt from registration thereunder.

3. SUB-ADVISORY DUTIES. Subject to the supervision of the Board of Trustees of the Investment Company (the "Board") and of the Manager, the Sub-Adviser shall provide the Investment Company with such investment research, advice and supervision as the Investment Company may from time to time consider necessary for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine from time to time which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

         The Manager has furnished or will furnish the Sub-Adviser with copies of the Investment Company's registration statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will be entitled to rely on all documents furnished by the Manager.

         The Sub-Adviser represents that in performing sub-investment advisory services for each Fund, the Sub-Adviser shall ensure that: (1) each Fund shall comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) the Sub-Adviser's activities do not disqualify any Fund as a regulated investment company under Subchapter M of the Code or any successor provision; and (3) any and all applicable state insurance law restrictions on investments that operate to limit or restrict the investments that a Fund may otherwise make and which the Manager has provided to the Sub-Adviser in writing are complied with as well as any changes thereto. Except as instructed by the Board, the Sub-Adviser shall also make decisions for the Investment Company as to the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the Investment Company's securities shall be exercised. If the Board at any time makes any determination as to investment policy and notifies the Sub-Adviser of such determination, the Sub-Adviser shall be bound by such determination for the period, if any, specified in the notice or until similarly notified that such determination has been revoked.

         The Sub-Adviser will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and, if any changes are required, the Sub-Adviser will make the changes to its products at no cost to the Manager or the Investment Company and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

         As part of carrying out its obligations to manage the investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, the Sub-Adviser shall:

                  (a) Invest the Funds' assets in accordance with the investment policies of each Fund as set forth in the Investment Company's registration statement;

                  (b)      Seek   out   and   implement   specific    investment
                           opportunities,   consistent   with   any   investment
                           strategies approved by the Manager and Board;

                  (c) Take such steps as are necessary to implement any overall investment strategies approved by the Manager and the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

                  (d) Regularly report to the Manager and the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund including furnishing, within 60 days after the end of each calendar quarter, a statement of investment performance for the period since the last report and a schedule of investments and other assets of each Fund as of the end of the quarter;

                  (e) Maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for each Fund and the Investment Company and provide copies of such documents to the Manager upon request;

                  (f) Furnish any personnel, office space, equipment and other facilities necessary for the performance of its obligations as contemplated in this Agreement;

                  (g) Provide upon request accounting or other data concerning the Investment Company's investment activities to the Investment Company or its custodian or administrator, to assist the Investment Company in preparing and filing all periodic financial reports or other documents required to be filed with the Securities and Exchange Commission and any other regulatory entity; and

                  (h) Provide information upon request from a custodian and/or administrator to assist in calculating, each business day, the net asset value of the shares of each Fund in accordance with applicable law.

4. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE. The Sub-Adviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by the Sub-Adviser. The Sub-Adviser also is authorized as the agent of the Investment Company to give instructions to any other party serving as custodian of the Investment Company as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of the Funds, the Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers that are affiliated with the Sub-Adviser or the Investment Company.

         In addition to seeking the best execution and price, the Sub-Adviser may also take into consideration brokerage, research and statistical information, wire, quotation and other services provided by brokers and dealers to the Sub-Adviser. The Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the currently effective registration statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

5. ACTIVITIES OF THE SUB-ADVISER. The services of the Sub-Adviser are not deemed to be exclusive, and the Sub-Adviser is free to render services to others, so long as the Sub-Adviser's services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of the Investment Company are or may become interested persons of the Sub-Adviser, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Sub-Adviser are or may become similarly interested persons of the Investment Company, and that the Sub-Adviser may become interested in the Investment Company as a shareholder or otherwise.

         It is agreed that the Sub-Adviser may use any supplemental investment research obtained for the benefit of the Investment Company in providing investment advice to its other investment advisory accounts. The Sub-Adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Sub-Adviser or other entities advised by the Sub-Adviser will be considered by and may be useful to the Sub-Adviser in carrying out its obligations to the Investment Company.

         Securities or other investments held by a Fund of the Investment Company may also be held by separate investment accounts or other mutual funds for which the Sub-Adviser may act as an investment adviser or by the Sub-Adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-Adviser or its affiliates for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for a Fund or other entities for which the Sub-Adviser or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Investment Company agrees that the Sub-Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Investment Company recognizes that there may be an adverse effect on price.

G:\shared\clients\sage\agreemen\statesub.doc
                                                      - 74 -

         It is agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws or regulations, but will not be obligated to, aggregate the securities to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions or prices. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in accordance with any written procedures maintained by the Sub-Adviser or, if there are no such written procedures, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Investment Company and to such other accounts or companies. The Investment Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund.

6. BOOKS AND RECORDS. The Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Investment Company's investments that are required to be maintained by the Investment Company pursuant to the requirements of Rule 31a-1 of the 1940 Act.

         The Sub-Adviser agrees that all books and records which it maintains for the Investment Company are the property of the Investment Company and further agrees to surrender promptly to the Investment Company any such books, records or information upon the Investment Company's request; provided that the Sub-Adviser may retain copies thereof. All such books and records shall be made available, within five business days of a written request, to the Investment Company's accountants or auditors during regular business hours at the Sub-Adviser's offices. The Investment Company or its authorized representative shall have the right to copy any records in the possession of the Sub-Adviser that pertain to the Investment Company. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Investment Company free from any claim or assertion of rights by the Sub-Adviser.

         The Sub-Adviser further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Investment Company or Manager have authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

7. REPORTS TO SUB-ADVISER. The Manager agrees to furnish the Sub-Adviser at its principal office all Fund prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to shareholders of the Investment Company or the public, which refer in any way to the Sub-Adviser, five (5) days, or as reasonably practicable, prior to use thereof and not to use such material if the Sub-Adviser should object thereto in writing within five (5) days after receipt of such material; provided, however, that the Sub-Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment Sub-Adviser hereunder, which merely identifies the Investment Company, or which are required by the Commission or a state securities commission. In the event of termination of this Agreement, the Manager shall, on written request of the Sub-Adviser, forthwith delete any references to the Sub-Adviser from any materials described in the preceding sentence. The Manager shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Investment Company as the Sub-Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

8. PROXIES. Unless the Manager or the Investment Company gives written instructions to the contrary, the Sub-Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of any Fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the affected Fund's shareholders.

9. EXPENSES. During the term of this Agreement, the Sub-Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement and the Manager or the Funds of the Investment Company shall bear all expenses that are incurred in the Investment Company's operations not specifically assumed by the Sub-Adviser.

10. COMPENSATION OF THE SUB-ADVISER. For the services to be rendered by the Sub-Adviser as provided in this Agreement, the Manager shall pay to the Sub-Adviser such compensation as is designated in Schedule A to this Agreement, so long as the Sub-Adviser has not waived in writing all or a portion of such compensation.

11. DURATION, AMENDMENT AND TERMINATION. This Agreement shall become effective with respect to each Fund on the date first above written. With respect to any Additional Funds, provided the provisions of Section 1, Paragraph (b) have been complied with, this Agreement will become effective on the date on which the Agreement is approved in accordance with Section 15 of the 1940 Act. This Agreement, unless sooner terminated as provided herein, shall continue for each Fund for two (2) years following the effective date of this Agreement with respect to that Fund, if approved in accordance with Section 15 of the 1940 Act, and thereafter shall continue automatically for periods of one (1) year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Investment Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

         This Agreement may be amended as to a Fund by the parties only if such amendment is specifically approved by (a) the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval; each as required by the 1940 Act.

         This Agreement may be terminated by the Manager, the Sub-Adviser, or the Investment Company on behalf of a Fund, at any time on sixty (60) days' written notice, without the payment of any penalty. Termination by the Investment Company on behalf of a Fund may be effected by vote of a majority of those members of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Manager or the Investment Company, or by the vote of either the majority of the entire Board of Trustees of the Investment Company, or by vote of a majority of the outstanding voting securities of a Fund with respect to which the Agreement is being terminated. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

12. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware (without regard for conflict of law provisions) and any applicable federal law.

13.      LIMITATION OF LIABILITY.

(a)The Agreement and Declaration of Trust, dated January 9, 1998, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of State of Delaware, provides that the name Sage
                           Life Investment Trust means the Trustees from time
to time serving (as Trustees but
                           not personally) under said Declaration of Trust.
It is expressly acknowledged and
                           agreed that the obligations of the Investment Company
 shall not be binding upon any of
                           the shareholders, trustees, officers, employees or
agents of the Investment Company,
                           personally, but shall bind only the trust property
of the Investment Company, as
                           provided in its Declaration of Trust.  The execution
and delivery of this Agreement
                           have been authorized by the Trustees of the
Investment Company and such authorization
                           by such Trustees shall not be deemed to have been
made by any of them individually or
                           to impose any liability on any of them personally.

                  (b) In the absence of (1) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in performance of its obligations
and duties hereunder, (2)
                           reckless disregard by the Sub-Adviser of its
obligations and duties hereunder, or (3)
                           a loss resulting from a breach of fiduciary duty
with
respect to the receipt of
                           compensation for services (in which case, any award
of damages shall be limited to the
                           period and the amount set forth in section 36(b)(3)
of the 1940 Act), the Sub-Adviser
                           shall not be subject to any liability whatsoever to
the Manager or the Investment
                           Company, or any shareholder of the Investment
Company, for any error of judgement,
                           mistake of law or any other act or omission in the
course of, or connected with,
                           rendering services hereunder including, without
limitation, for any losses that may be
                           sustained in connection with the purchase, holding,
redemption or sale of any security
                           on behalf of the Investment Company.

                  (c) In the absence of (1) willful misfeasance, bad faith or gross negligence on the part of the Manager in performance of its obligations and
duties hereunder, (2) reckless
                           disregard by the Manager of its obligations and
duties hereunder, or (3) a loss
                           resulting from a breach of fiduciary duty with
respect to the receipt of compensation
                           for services (in which case, any award of damages
shall be limited to the period and
                           the amount set forth in section 36(b)(3) of the 1940
Act), the Manager shall not be
                           subject to any liability whatsoever to the
Sub-Adviser or the Investment Company, or
                           any shareholder of the Investment Company, for any
error of judgement, mistake of law
                           or any other act or omission in the course of, or
connected with, rendering services
                           hereunder including, without limitation, for any
losses that may be sustained in
                           connection with the purchase, holding, redemption
or sale of any security on behalf of
                           the Investment Company.

IN WITNESS WHEREOF, the due execution hereof as of the date first above written.

                                                       SAGE ADVISORS, INC.



Attest:
By:
Name:                                                         Name:
Title:                                                        Title:


                                         STATE STREET BANK AND TRUST COMPANY



Attest:
By:
Name:                                                         Name:
Title:                                                        Title:

                                   SCHEDULE A

                         Funds Subject to this Agreement

                             EAFE Equity Index Fund
                         Russell 2000 Equity Index Fund
                            S&P 500 Equity Index Fund

As consideration for the Sub-Adviser's services to the above Funds, the Sub-Adviser shall receive from each Fund an annual advisory fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following percentages of the Fund's average daily net assets during the month:

                           EAFE Equity Index Fund

                           0.15%  of the  first  $50,000,000  0.10%  of the next
                           $50,000,000 0.08% thereafter Minimum Annual Fee = $65,000

                           Russell 2000 Equity Index Fund

                           0.08%  of the  first  $50,000,000  0.06%  of the next
                           $50,000,000 0.04% thereafter Minimum Annual Fee = $50,000

                           S&P 500 Equity Index Fund

                           0.05%  of the  first  $50,000,000  0.04%  of the next
                           $50,000,000 0.02% thereafter Minimum Annual Fee = $50,000

For the purpose of accruing compensation, the net assets of each Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of the Trust and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

G:\shared\clients\sage\agreemen\connsub.doc
                           DOCUMENT INFORMATION SHEET


FILENAME AND PATH:                        H:\CS\CL14252\M004\STATESUB.IA9

DESCRIPTION OF DOCUMENT:Sub-Advisory Agreement between Sage Advisors, Inc. and State
                                        Street Bank and Trust Company

REVISION HISTORY:
July 2, 1998 (4:10pm)                       OPERATOR: Avillalba
June 19, 1998 (11:26am)                     OPERATOR:  jaf
June 15, 1998 (5:08pm)                      OPERATOR:  jaf
June 2, 1998 (7:19pm)                       OPERATOR:  Tee/Barbara
May 27, 1998 (12:55pm)                      OPERATOR: Michelle Hickson (WP)

INSTRUCTIONS FOR DOCUMENT: Scan and Clean Up

TIME NEEDED:                                Thursday-5/28 (12:00noon)

ATTORNEY'S NAME:                    Nora L. Sheehan

EXTENSION:                                  x0165



                                   ***NOTE***

THIS DOCUMENT IS IN AUTOMATIC PARAGRAPH NUMBERING. PLEASE FOLLOW WHEN ADDING NEW PARAGRAPHS.